UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cumberland Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Tennessee	62-1765329
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2525 West End Avenue, Suite 950	37203
Nashville, Tennessee	(Zip Code)
(Address of principal executive offices)

Name of Each Exchange On Which
Title of Each Class to be Registered	Each Class Is To Be Registered

Common Stock, no par value per share	Nasdaq Global Market
     If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐
     Securities Act registration statement file number to which this form relates: 333-142535
     Securities to be registered pursuant to Section 12(g) of the Act: NONE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the Common Stock, no par value (the “Common Stock”) of Cumberland Pharmaceuticals Inc. (the “Registrant”) is contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-142535) filed with the Securities and Exchange Commission, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Form S-1 Registration Statement”), which description is incorporated by reference in this Item 1 to the section of the Form S-1 Registration Statement entitled “Description of Capital Stock.”
Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to section 12(g) of the Exchange Act.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.

CUMBERLAND PHARMACEUTICALS INC. Date: August 1, 2007
By:	/s/ A.J. Kazimi
A.J. Kazimi
Chairman and CEO